Filed pursuant to Rule 424(b)(5)
Registration No. 333-290202

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 25, 2026

PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated September 22, 2025)

$90,000,000

Shares of Common Stock

We are offering                  shares of our common stock, without par value (“Common Stock”) pursuant to this prospectus supplement and the accompanying prospectus. The offering price for each share of Common Stock is $                 .

Our Common Stock is listed on The NASDAQ Global Select Market under the symbol “LYTS”. On February 24, 2026, the last reported sale price of our Common Stock on The NASDAQ Global Select Market was $21.96 per share.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” beginning on page S-5 of this prospectus supplement and under similar headings in the other documents that are incorporated by reference in this prospectus supplement and the accompanying prospectus.

	Per Share	Total
Price to the public	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to us	$	$

(1) See “Underwriting” beginning on page S-10 for additional information regarding underwriting compensation.

We have granted the underwriters an option to purchase for a period of 30 days from the date of this prospectus supplement up to an additional                          shares of our common stock at the public offering price, less underwriting discounts and commissions. If the underwriters exercise this option in full, the total underwriting discounts will be $              and our total proceeds, before expenses, will be $               .

Delivery of the shares of common stock is expected to be made on or about March     , 2026, subject to the satisfaction of customary closing conditions.

All or a portion of the net proceeds of this offering will be used to implement our growth and acquisition strategy, including (i) payment of a portion of the purchase price for our proposed acquisition of Royston Group (the “Royston Acquisition”) pursuant to the Agreement and Plan of Merger dated February 20, 2026 among SRR Holdings, Inc. (“Royston”), Rhino Acquisition Company, Inc. (“Merger Sub”), our wholly owned subsidiary, and LSI (the “Royston Merger Agreement”); (ii) repayment of borrowings under a credit facility (the “Credit Facility”) with PNC Capital Markets LLC and PNC Bank, National Association (together, “PNC”), which will be amended to increase the amount available under the Credit Facility to $425 million pursuant to that certain Senior Secured Credit Facility Commitment Letter, dated January 21, 2026 between PNC and LSI (the “Proposed Senior Secured Credit Facility”) to be used to fund the purchase price of the Royston Acquisition which is expected to close in the third quarter of fiscal year 2026; and/or (iii) for general working capital and corporate purposes. See “Use of Proceeds”. This offering is not conditional upon completion of the Royston Acquisition or the execution of the Credit Facility. The consummation of the Royston Acquisition is subject to customary conditions to closing and there is no guarantee that such acquisition will close on a timely basis or at all. See “Risk Factors – Risks Related to this Offering” and “Risk Factors – Risks Related to the Royston Acquisition”.

Neither the Securities and Exchange Commission, any state securities commission, nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus are truthful and complete. Any representation to the contrary is a criminal offense.

Joint Book-Running Managers

Oppenheimer & Co.	Craig-Hallum

The date of this prospectus supplement is                         , 2026.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus relate to the offering of our common stock. Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated by reference as described under the heading “Where You Can Find More Information; Incorporation by Reference” in this prospectus supplement. These documents contain important information that you should consider when making your investment decision.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and the securities offered hereby and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying base prospectus, dated September 22, 2025, included in our registration statement on Form S-3 (File No. 333-290202), along with the documents incorporated by reference therein, gives more general information and disclosure about the securities we may offer from time to time, some of which does not apply to this offering of securities. When we refer to the prospectus, we are referring to both parts combined, and when we refer to the accompanying prospectus, we are referring to the base prospectus.

If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. This prospectus supplement, the accompanying prospectus, any free writing prospectus and the documents incorporated into each by reference, include important information about us and the securities being offered and other information you should know before investing.

This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement that we filed with the Securities and Exchange Commission (the “SEC”). Under this shelf registration process, we may offer from time to time various securities, of which this offering of shares of our common stock is a part. Such registration statement also includes exhibits that provide more detail on the matters discussed in this prospectus supplement and the accompanying prospectus.

Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated by reference into this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus. We have not authorized anyone to provide you with information that is different from the foregoing. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell our securities only in jurisdictions where offers and sales are permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of such document. Our business, financial condition, results of operations and prospects may have changed since those dates.

S-ii

Unless otherwise indicated, all references to “$” and “dollars” in this prospectus supplement are to United States dollars, and financial information presented in this prospectus is derived from financial statements that are incorporated by reference and were prepared in accordance with accounting principles generally accepted in the United States. We have a fiscal year end of June 30.

Unless otherwise indicated, any reference to “LSI”, “LSI Industries”, the “Company”, or “we”, “us”, or “our” refers to LSI Industries Inc. and its consolidated subsidiaries.

LSI Industries, our logo and our other trade names, trademarks or service marks appearing in this prospectus supplement and documents incorporated herein by reference are the property of LSI. This prospectus supplement and the documents incorporated by reference in this prospectus supplement also contain trademarks, trade names and service marks of other companies, which are the property of their respective owners. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus supplement and the documents incorporated by reference in this prospectus supplement may appear without the ®, ™ or ℠ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks, trade names and service marks. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply a relationship with, or endorsement or sponsorship of us by, these other parties.

This prospectus supplement and the documents incorporated by reference herein contain industry and market data obtained from periodic industry publications, third-party surveys and studies, and government and industry sources. Industry publications and surveys generally state that the information contained therein has been obtained from sources believed to be reliable. Although we believe the industry and market data to be reliable as of the date of this prospectus supplement, this information could prove to be inaccurate. Industry and market data could be wrong because of the method by which sources obtained their data and because information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. Each publication, study and report speaks as of its original publication date (and not as of the date of this prospectus supplement). In addition, we do not know all of the assumptions regarding general economic conditions or growth that were used in preparing the forecasts from the sources replied upon or cited herein.

S-iii

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein and the exhibits attached hereto and thereto contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements regarding future events or our future results of operations, financial condition, business, strategies, financial needs, and the plans and objectives of management. In some cases forward-looking statements can be identified because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “likely,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or similar expressions and the negatives of those terms. Forward-looking statements are based on information available to our management as of the date of this prospectus supplement and our management’s good faith belief as of such date with respect to future events and are subject to a number of risks, uncertainties, and assumptions that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to, those discussed under “Risk Factors” in this prospectus supplement, the accompanying prospectus, under the caption “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K for the year ended June 30, 2025, any updates discussed under the caption “Item 1A. Risk Factors” in Part II of our Quarterly Reports on Form 10-Q filed after our most recent Annual Report on Form 10-K, or any risk factors that are included in our Current Reports on Form 8-K that are filed with the SEC and incorporated by reference into this prospectus supplement and the accompanying prospectus, together with all of the other information appearing in or incorporated by reference into this prospectus supplement.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. We disclaim any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors may arise. We qualify all the forward-looking statements contained in this prospectus supplement by the foregoing cautionary statements.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein. It is not complete and may not contain all of the information that you should consider before investing in these securities. You should carefully read the entire prospectus supplement and the accompanying prospectus, including the “Risk Factors” section, the documents incorporated by reference into this prospectus, and any prospectus supplement.

Overview

LSI Industries Inc. is a leading producer of non-residential lighting and retail display solutions. Non-residential lighting consists of American-made fixtures and services for both indoor and outdoor applications satisfying the specific performance requirements of our customers. Retail display solutions consist of multiple custom products and services which enhance our customer’s brand image and improve the customer shopping experience. We offer customers in target vertical markets a package solution set of both lighting and display solutions, providing value for the customer by working with one partner to manage their regional and national location programs, versus multiple suppliers.

LSI’s “Fast Forward” strategy is a five-year growth plan (through fiscal year 2028) targeting an increase in net sales, with approximately half of this growth supported by acquisitions. It focuses on the goal to expand market share in key verticals (petroleum, QSR, retail) through innovation, new product development, and strategic acquisitions. The plan aims to build sales growth from 2023 levels by leveraging an integrated, high-value, and customer-focused approach.

Since 2018, LSI has delivered strong returns to its stockholders, achieving a 495% total shareholder return over that period. For the fiscal year ended June 30, 2025, LSI generated $573.4 million in revenue, 95% of which was derived from U.S. sales, with the remaining 5% coming from international markets. From an end market perspective, the refueling and convenience store market represented approximately 32.5% of LSI’s total revenue for the 2025 fiscal year, followed by the grocery, commercial and industrial/retail, auto and parking, quick-service restaurant, and other markets at 19.2%, 15.6%, 13.5%, 12.2%, and 6.9%, respectively.

In addition, LSI has completed three acquisitions since 2021: JSI Store Fixtures (“JSI”) in May 2021; EMI Industries (“EMI”) in April 2024; and Canada’s Best Holdings (“CBH”) in March 2025. At the time of acquisition, EMI, JSI, and CBH account for approximately $87 million, $72 million, and $25 million, respectively, of LSI’s sales.

LSI Industries’ Segments

Lighting Segment

Our Lighting Segment manufactures, markets, and sells outdoor and indoor lighting fixtures and controls solutions in several vertical markets such as but not limited to the following: refueling and convenience store, parking lot and garage, quick-service restaurant, retail, grocery and pharmacy, automotive dealership, sports court and field, and warehouse. We service these markets through multiple channels: project business sold through electrical distributors and agents and shipped directly to the customer; standard products sold to and stocked by distributors; and direct to end-use customers. Our products are designed and manufactured to provide maximum customer value and meet the high-quality, competitively priced product requirements of the markets we serve. Focusing on key vertical applications allows us to deliver unique product solutions, which in turn provide differentiated value to our customers.

Our lighting fixtures, poles and accessories are produced in a variety of designs, aesthetics, and finishes.  Application of our lighting fixtures vary to include surface, pole, and pendant mounted applications. Functional light distributions from our products vary depending upon application, providing application specific photometric outputs including, but not limited to, interior and exterior downlighting, wall-wash lighting, canopy lighting, floodlighting, emergency exit lighting, industrial lighting, area and parking structure lighting and security lighting.  To further energy efficiency gains from our luminaires, we offer a suite of lighting control options, including sensors, photocontrols, dimming, motion detection and circuit controllers in both analog and wireless technologies to further support the application of our luminaires and provide means to additional energy savings. We design and certify to all applicable safety, photometric and performance standards, including UL Solutions, Design Lights Consortium, International Dark-Sky Association, Norma Official Mexicana, and Institute for Printed Circuits.  Utilizing LED light sources, our products are designed for energy efficiency, reliability, performance, and ease of installation and service while providing a high degree of overall aesthetic appeal.  We focus on providing performance based, energy efficient lighting solutions implemented across all key vertical markets served.

Display Solutions Segment

The major products and services offered by our Display Solutions Segment include signage and canopy graphics, pump dispenser graphics, building fascia graphics, decals, interior signage and marketing graphics, aisle markers, wall mural graphics, and refrigerated food and beverage displays, check-out counters, and an array of merchandising displays and cabinetry specific to the needs of our customers. We also provide a variety of project management services to complement our display elements, such as installation management, site surveys, permitting, and content management which are offered to our customers to support our digital signage. Our professional services group manages and executes the implementation of large rollout programs. These programs provide our customers a variety of display solutions and visual image upgrades in the same markets served in the lighting segment, which include the following markets: refueling and convenience store, quick-service restaurant, retail, grocery and pharmacy, and automotive dealerships. It is our belief that our expertise with the products and services we offer in the markets we serve represents a significant competitive advantage. We work with our customers and design firms to establish and implement cost-effective corporate visual image programs to advance our customers’ brands and to improve the consumer experience. Increasingly, we have become the primary supplier of exterior and interior visual image and display elements for our customers.

We anticipate that after the consummation of the Royston Acquisition, Royton Group will be a part of our Display Solutions segment.

Recent Developments

Royston Acquisition

On February 20, 2026, we entered into the Royston Merger Agreement with Royston and Merger Sub, pursuant to which the Company, through Merger Sub, will merge with and into Royston, with Royston surviving (the “Merger”). The Royston Merger Agreement provides for an aggregate purchase price of $325 million, subject to a working capital adjustment, with $320 million payable in cash at closing and the remaining $5 million payable in the issuance of LSI’s common stock, valued as of the closing price of LSI’s common stock on February 19, 2026. The completion of the Merger is subject to various closing conditions, including (a) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (b) the absence of any applicable order (whether temporary, preliminary or permanent) in effect which prohibits the consummation of the Merger; and (c) the absence of a Material Adverse Effect (as defined in the Royston Merger Agreement) since the date of the Royston Merger Agreement. The transaction is expected to close in the third quarter of fiscal year 2026.

All or a portion of the net proceeds of this offering will be used to implement our growth and acquisition strategy, including (i) payment of a portion of the purchase price for the Royston Acquisition pursuant to the Royston Merger Agreement; (ii) repayment of borrowings under the Proposed Senior Secured Credit Facility to be used to fund the purchase price of the Royston Acquisition, which is expected to close in the third quarter of fiscal year 2026; and/or (iii) for general working capital and corporate purposes. See “Use of Proceeds”. This offering is not conditional upon completion of the Royston Acquisition. The proposed acquisition is subject to customary conditions to closing and there is no guarantee that such acquisition will close on a timely basis or at all. See “Risk Factors – Risks Related to this Offering” and “Risk Factors – Risks Related to the Royston Acquisition”.

Corporate Information

LSI is incorporated under the laws of the State of Ohio. Our principal executive offices are located at 10000 Alliance Road, Cincinnati, Ohio 45242. Our telephone number is (513) 793-3200. Our website is http://www.lsicorp.com. The information contained on or accessible through our website is not part of this prospectus supplement, other than the documents that we file with the SEC that are incorporated by reference into this prospectus supplement.

THE OFFERING

Common stock offered by us	shares of our common stock

Underwriters’ option to purchase additional shares

We have granted the underwriters an option, exercisable in whole or in part, for a period of 30 days from and including the date of this prospectus supplement, to purchase up to an additional                          shares of common stock from us.

Common stock outstanding immediately before this offering	shares of our common stock

Common stock to be outstanding after this offering	shares (or shares of Common Stock, assuming full exercise of the underwriters’ option to purchase additional shares of common stock.

Use of Proceeds

We currently intend to use the net proceeds of this offering to implement our growth and acquisition strategy, including (i) payment of a portion of the purchase price for our proposed Royston Acquisition pursuant to the Royston Merger Agreement; (ii) repayment of borrowings under the Proposed Senior Secured Credit Facility to be used to fund the purchase price of the Royston Acquisition, which is expected to close in the third quarter of fiscal year 2026; and/or (iii) for general working capital and corporate purposes. See “Use of Proceeds”.

Risk Factors

Before deciding to invest in our shares of common stock, you should carefully consider the risks related to our business, this offering and our shares of common stock. See “Risk Factors” on page S-5 in this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference herein and therein.

Nasdaq Global Select Market Symbol	“LYTS”

The number of shares of our common stock to be outstanding immediately after this offering as shown above is based on 31,113,681 shares outstanding as of December 31, 2025, which includes 76,151 shares of restricted common stock that were subject to vesting restrictions as of such date and were not considered outstanding for accounting purposes, and excludes:

●	716,491 shares of our common stock issuable upon exercise of outstanding options, having a weighted average exercise price of $5.39 per share; and

●	1,012,769 shares of common stock reserved for future issuance under the 2019 Omnibus Award Plan.

RISK FACTORS

An investment in our securities offered hereby involves a high degree of risk. You should carefully consider the risks described below and discussed under the sections captioned “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended June 30, 2025 and in our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2025 and December 31, 2025, incorporated by reference in this prospectus supplement, together with all of the other information included in this prospectus supplement, the accompanying prospectus or incorporated by reference herein or therein, including any documents subsequently filed and incorporated by reference, before making an investment decision with regard to our securities. In addition, please read “Cautionary Statement Regarding Forward-Looking Statements” in this prospectus supplement and in the accompanying prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus. These risks and uncertainties are not the only ones we face. Additional risks and uncertainties not presently known to us or that we presently deem less significant may also impair our business operations. If any of these risks, or such unknown risks, occur, our business, financial condition, results of operations, cash flows and future growth prospects could be materially and adversely affected. See “Where You Can Find More Information” below.

Risks Related to this Offering

This offering is not conditional on the closing of the Royston Acquisition and if the Royston Acquisition does not close, management will have broad discretion regarding the use of the net proceeds from this offering and may use the net proceeds in ways with which you may disagree.

We currently intend to use the net proceeds of this offering as stated under the “Use of Proceeds”; however, this offering is not conditional upon the closing of the Royston Acquisition. If the Royston Acquisition is not completed, our management will have broad discretion in the application of the net proceeds from this offering as well as the timing of such expenditures. In addition, there may be circumstances where, for sound business reasons, a reallocation of funds may be deemed prudent or necessary. As a result, investors will be relying on the judgment of management as to the application of the net proceeds of this offering and investors will not have the opportunity, as part of their investment decision, to assess whether the proceeds are being used in ways they would agree with or ways which are likely to increase the value of their investment. Management may use the net proceeds of this offering in ways that an investor may not consider desirable. The results and effectiveness of the application of the proceeds are uncertain. If the proceeds are not applied effectively, our results of operations and financial condition may suffer, which may materially adversely affect our business, operations and financial performance and cash flows. See “Use of Proceeds”.

Sales of a substantial number of shares of our common stock, or the perception that such sales may occur, may adversely impact the price of shares of our common stock.

Sales of a substantial number of shares of our common stock in the public markets could depress the market price of shares of our common stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of shares of our common stock would have on the market price of shares of our common stock.

If you purchase shares of our common stock in this offering, you will experience immediate dilution as a result of this offering.

The public offering price per share of our common stock may be substantially higher than the net tangible book value per share of our common stock immediately prior to the offering. After giving effect to the sale of             shares of our common stock in this offering, at the public offering price of $             per share, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, purchasers of our common stock in this offering will incur immediate dilution of $              per share in the net tangible book value of the common stock they acquire. Additionally, at the closing of the Royston Acquisition, shares of our common stock equal to $5 million, valued as of the closing price of our common stock on February 19, 2026, will be issued to Royston as part of the Merger Agreement, which will result in additional dilution to purchasers of our common stock.

If we issue additional shares of common stock (including pursuant to the exercise of outstanding stock options), or securities convertible into or exchangeable or exercisable for shares of common stock, our stockholders, including investors who purchase shares of common stock in this offering, will experience additional dilution, and any such issuances may result in downward pressure on the price of our common stock. We also cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. See “Dilution” beginning on page S-9 of this prospectus supplement for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

Future sales of share of our common stock, or other securities exercisable or convertible into shares of our common stock in the public market or other financings could cause the price of share of our common stock to fall.

Sales of a substantial number of shares of our common stock, or other securities exercisable or convertible into shares of our common stock in the public market, the perception that these sales or other financings might occur, could depress the market price of shares of our common stock and could impair our ability to raise capital through the sale of additional equity securities. A substantial majority of our outstanding shares of common stock are, and all of the shares of our common stock to be sold in this offering upon issuance will be, freely tradable without restriction or further registration under the Securities Act unless these common shares are owned or purchased by “affiliates” as that term is defined in Rule 144 under the Securities Act. In addition, shares of our common stock and the shares of our common stock issuable upon exercise of outstanding options will be eligible for sale in the public market to the extent permitted by applicable vesting requirements and, in some cases, subject to compliance with the requirements of Rule 144. As a result, these shares of common stock can be freely sold in the public market upon issuance, subject to restrictions under applicable securities laws.

You may experience future dilution as a result of future equity offerings.

To raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for shares of our common stock at prices that may not be the same as the price per share in this offering. We may sell shares of our common stock or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into shares of our common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

Risk Relating to the Royston Acquisition

We may not be able to consummate the Royston Acquisition on the terms contemplated, within its intended time frame, or at all.

The closing of this offering will occur before the closing of the Royston Acquisition. The closing of the Royston Acquisition is subject to the satisfaction of certain closing conditions, including the receipt of required regulatory approvals. While we intend to consummate the Royston Acquisition as soon as practicable after obtaining the required regulatory approvals and satisfying the required closing conditions, there is no certainty, nor can we provide any assurance, that these conditions will be satisfied or, if satisfied, when they will be satisfied. A substantial delay in obtaining required regulatory approvals or the imposition of unfavorable terms or conditions in such approvals could have a material adverse effect on our ability to complete the Royston Acquisition and on our business, financial condition, results of operations or cash flows.

If the Royston Acquisition is not completed, we could be subject to a number of risks that may adversely affect our business and the market price of the shares of common stock, including but not limited to:

●	the time and resources committed by our management to matters relating to the Royston Acquisition that could otherwise have been devoted to pursuing other beneficial opportunities;
●	the market price of the shares of our common stock could decline to the extent that the current market price reflects a market assumption that the Royston Acquisition will be completed;

●	we would not realize the benefits we expect to realize from consummating the Royston Acquisition; and
●	we will be required to pay costs relating to the Royston Acquisition, such as legal and accounting fees, whether or not the Royston Acquisition is completed.

We may also be subject to litigation related to any failure to complete the Royston Acquisition. If the Royston Acquisition is not completed, these risks may materialize and may adversely affect our business, operations and financial performance and cash flows.

USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of $              million (determined after deducting the underwriting discounts and commissions of $                 million and estimated expenses of this offering of $                 million), or $                 million if the Underwriters exercise their option to purchase additional shares of common stock form us in full (determined after deducting the underwriting discounts and commissions of $                 million and estimated expenses of this offering of $                 million).

We currently intend to use the net proceeds of this offering to implement our growth and acquisition strategy, including (i) payment of a portion of the purchase price for the Royston Acquisition pursuant to the Royston Merger Agreement; (ii) repayment of borrowings under the Proposed Senior Secured Credit Facility to be used to fund the purchase price of the Royston Acquisition, which is expected to close in the third quarter of fiscal year 2026; and/or (iii) for general working capital and corporate purposes.

The expected use of net proceeds from this offering represents our current intentions based upon our present plan and business conditions. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering. This offering is not conditional upon completion of the Royston Acquisition, and the Royston Acquisition is subject to customary conditions to closing and there is no guarantee the Royston Acquisition will close on a timely basis or at all. Depending on the outcome of our business activities and other unforeseen events, our plans and priorities may change and we may apply the net proceeds of this offering in different amounts than we currently anticipate. In particular, in the event that the Royston Acquisition does not close, management will reallocate the amounts raised from this offering that are currently contemplated to be spent in respect of the Royston Acquisition at the discretion of management. See the section entitled “Risk Factors” above.

DIVIDEND POLICY

Our board of directors has adopted a dividend policy which indicates that dividends will be determined by our board of directors in its discretion based upon its evaluation of earnings, cash flow requirements, financial condition, debt levels, stock repurchases, future business developments and opportunities, and other factors deemed relevant by our board of directors. We have paid annual cash dividends beginning in fiscal 1987 through fiscal 1994, and quarterly cash dividends since fiscal 1995. Our indicated annual rate for payment of a cash dividend at the end of fiscal 2025 was $0.20 per share.

On April 28, 2022, we announced that our board of directors authorized a new share repurchase program under which we may repurchase up to $15 million of our outstanding shares of common stock in the open market, in accordance with all applicable securities laws and regulations, including Rule 10b-18 of the Exchange Act. Our decision to repurchase our shares, as well as the timing of such repurchases, will depend on a variety of factors, including the ongoing assessment of our capital needs, the market price of our common stock, general market conditions and other corporate considerations, as determined by management. The repurchase program may be suspended or discontinued at any time. We did not repurchase any shares in the fiscal year ended June 30, 2025.

Payment of future cash dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion.

DILUTION

If you invest in our common stock in this public offering, your ownership interest will be immediately diluted to the extent of the difference between the offering price per share and the as adjusted net tangible book value per share of our common stock immediately after giving effect to this offering. Additionally, at the closing of the Royston Acquisition, shares of our common stock equal to $5 million, valued as of the closing price of our common stock on February 19, 2026, will be issued to Royston as part of the Merger Agreement, which will result in additional dilution to purchasers of our common stock.

As of December 31, 2025, we had a net tangible book value of $108,902,000, or $3.70 per share of common stock. Our net tangible book value per share represents total tangible assets less total liabilities, divided by the number of shares of common stock outstanding at December 31, 2025.

After giving effect to the issuance and sale by us of                 shares of our common stock in this offering at a public offering price of $                 per share, and after deducting the estimated underwriting discounts and commission and estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2025 would have been approximately $                 million, or approximately $                 per share of common stock. This amount represents an immediate increase in net tangible book value of $                 per share to our existing stockholders and an immediate dilution in net tangible book value of approximately $                 per share to new investors purchasing shares of common stock in this offering.

Dilution per share to new investors is determined by subtracting as adjusted net tangible book value per share after this offering from the public offering price per share paid by new investors, assuming the underwriters do not exercise the option to purchase additional shares. The following table illustrates this dilution on a per share basis:

Public offering price per share		$
Net tangible book value per share as of December 31, 2025	$3.70
Increase in net tangible book value per share attributable to this offering
As adjusted net tangible book value per share after this offering
Dilution per share to new investors participating in this offering		$
As further adjusted to give effect to Royston Acquisition common stock issuance

If the underwriters exercise the option to purchase any additional                 shares of Common Stock in this offering in full at the public offering price of $                 per share of Common Stock after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value (deficit) per share of Common Stock as of June 30, 2025 would have been $                 per share, and the immediate dilution in as adjusted net tangible book value to new investors participating in this offering would have been $                 per share.

The number of shares of our common stock to be outstanding immediately after this offering as shown above is based on 31,113,681 shares outstanding as of December 31, 2025, which includes 76,151 shares of restricted common stock that were subject to vesting restrictions as of such date and were not considered outstanding for accounting purposes, and excludes:

●	716,491 shares of our common stock issuable upon exercise of outstanding options, having a weighted average exercise price of $5.39 per share; and

●	1,012,769 shares of common stock reserved for future issuance under the 2019 Omnibus Award Plan.

To the extent that options outstanding as of December 31, 2025 have been or may be exercised or other shares may be issued, investors purchasing shares of our common stock in this offering may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

UNDERWRITING

We entered into an underwriting agreement with Oppenheimer & Co. Inc., on behalf of the underwriters named below, on the date of this prospectus supplement. Oppenheimer & Co. Inc. and Craig-Hallum Capital Group LLC are acting as joint book-running managers.

Subject to certain conditions, we have agreed to sell to the underwriters such shares of common stock listed next to its name in the below table at the public offering price less the underwriting discounts set forth on the cover page of this prospectus supplement.

Underwriters	Number of Shares of Common Stock
Oppenheimer & Co. Inc.
Craig-Hallum Capital Group LLC

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed to purchase all of the shares of common stock offered by this prospectus supplement, if any are purchased.

The shares of common stock offered hereby are expected to be ready for delivery on or about                  , 2026 against payment in immediately available funds.

The underwriters are offering the shares of common stock subject to various conditions and may reject all or part of any order. The underwriters have advised us that the underwriters propose initially to offer the shares of common stock to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at a price less a concession not in excess of $                 per share of common stock to brokers and dealers. After the shares of common stock are released for sale to the public, the representative may change the offering price, the concession, and other selling terms at various times.

We have granted the underwriters an option to purchase additional shares of common stock. This option, which is exercisable for up to 30 days after the date of this prospectus supplement, permits the underwriters to purchase a maximum of                  additional shares of common stock. If the underwriters exercise all or part of this option, it will purchase shares of common stock covered by the option at the public offering price that appears on the cover page of this prospectus supplement, less the underwriting discounts and commissions. The underwriters have agreed that, to the extent the option is exercised, it will purchase a number of additional shares proportionate to such underwriters’ initial amount reflected in the foregoing table.

Discounts and Expenses

In connection with the sale of the shares of common stock to be purchased by the underwriters, the underwriters will be deemed to have received compensation in the form of underwriting discounts.

The following table provides information regarding the amount of the discounts and commissions to be paid to the underwriters by us, before expenses:

	Per Share of Common Stock	Total Without Exercise of Underwriters’ Option	Total With Full Exercise of Underwriters’ Option
Public offering price	$	$
Underwriting discounts and commissions (1)	$	$
Proceeds, before expenses, to us	$	$	$

(1)

We have agreed to pay the underwriters a commission of 5.5% of the gross proceeds of this offering. In addition, we may award a discretionary incentive compensation of an additional 0.50% of the gross proceeds of this offering to Oppenheimer & Co. Inc. and Craig-Hallum Capital Group LLC.

We estimate that our total offering expenses for this offering, net of the underwriting discounts, will be approximately $                . We have agreed to reimburse the underwriters for all reasonable out-of-pocket costs and expenses incident to the performance of the obligations of the representative under the underwriting agreement (including, without limitation, the fees and expenses of the underwriters’ outside attorneys), provided that, excluding expenses related to blue sky and FINRA filings, such costs and expenses shall not exceed $100,000 without the Company’s prior approval (such approval not to be unreasonably withheld, conditioned or delayed).

Indemnification

We have also agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Lock-Up Agreements

We have agreed to a 90 day “lock-up” period commencing on the date of this prospectus supplement, during which, without the prior written consent of Oppenheimer & Co. Inc., we shall not issue, sell or register with the SEC (other than on Form S-8 or on any successor form) with respect to any of our equity securities (or any securities convertible into, exercisable for or exchangeable for any of our equity securities), except for (i) the issuance of the shares of common stock pursuant to this prospectus supplement; (ii) securities of the Company to be issued pursuant to the Royston Merger Agreement, (iii) the exercise of the Company’s outstanding warrants into shares of Common Stock; and (iv) the issuance of shares of common stock pursuant to the Company’s existing option plan or bonus plan as described in the registration statement of which this prospectus supplement forms a part.

Our executive officers and directors have also agreed to a 90-day “lock-up” period commencing on the date of this prospectus supplement, during which, without the prior written consent of Oppenheimer & Co. Inc., they shall not, directly or indirectly, (i) offer, pledge, assign, encumber, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock, owned either of record or beneficially (as defined in the Exchange Act) by any signatory of the lock-up agreement on the date of the prospectus or thereafter acquired; or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock or any securities convertible into or exercisable or exchangeable for common stock, whether any such transaction described in clauses (i) or (ii) above is to be settled by delivery of common stock or such other securities, in cash or otherwise, or publicly announce an intention to do any of the foregoing; and (iii) make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for common stock. The foregoing shall not apply to (i) common stock to be transferred as a gift or gifts (provided, that (a) any donee shall execute and deliver to Oppenheimer & Co. Inc., not later than one business day prior to such transfer, a lock-up agreement to Oppenheimer& Co. Inc. and (b) if the lock-up signatory is required to file a report under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of common stock or beneficially owned shares or any securities convertible into or exercisable or exchangeable for common stock or beneficially owned shares during the 90-day “lock-up,” as applicable, the lock-up signatory shall include a statement in such report to the effect that such transfer is being made as a gift), (ii) (a) the exercise or vesting of equity awards granted pursuant to any equity compensation plan of the Company, each such security as described in the registration statement of which this prospectus supplement forms a part and outstanding as of the date of the lock-up agreement and (b) the sale of common stock to cover the payment of the exercise prices or the payment of taxes associated with the exercise or vesting of such securities described in clause ii(a); (iii) common stock to be transferred by will or intestacy, and (iv) common stock to be transferred to any trust for the direct or indirect benefit of the undersigned or the immediate family of the lock-up signatory, or if the lock-up signatory is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust (for purposes of the lock-up agreement, “immediate family” shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin) (provided, that for clauses (ii) and (iii), (x) such transfer shall not involve a disposition for value, (y) any securities received upon such exercise, vesting or transfer shall be subject to the terms of the lock-up agreement and (z) no filing by any party under the Exchange Act, or other public announcement shall be required or shall be made voluntarily in connection with such transfer (other than a filing on Form 5 made after the expiration of the 90-day “lock-up” period) .

Stabilization and Passive Market Making

Rules of the SEC may limit the ability of the underwriters to bid for or purchase the shares of common stock before the distribution of the shares of common stock is completed. However, the underwriters may engage in the following activities in accordance with the rules:

●

Stabilizing transactions - the representative may make bids or purchases for the purpose of pegging, fixing or maintaining the price of the common stock, so long as stabilizing bids do not exceed a specified maximum.

●

Over-allotments and syndicate covering transactions - the underwriters may sell more shares of common stock in connection with this offering than the number of shares of common stock that they have committed to purchase. This over-allotment creates a short position for the underwriter. This short sales position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriters’ over-allotment option to purchase additional shares of common stock in this offering described above. The underwriters may close out any covered short position either by exercising the over-allotment option or by purchasing shares of common stock in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price per share of common stock available for purchase in the open market, as compared to the price at which they may purchase shares of common stock through the over-allotment option. Naked short sales are short sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriters is concerned that, in the open market after pricing, there may be downward pressure on the price per share of common stock that could adversely affect investors who purchase shares of common stock in this offering.

●

Penalty bids - if the representative purchases shares of common stock in the open market in a stabilizing transaction or syndicate covering transaction, it may reclaim a selling concession from the underwriters and selling group members who sold those shares of common stock as part of this offering.

●

Passive market making - market makers in the common stock who are underwriters or prospective underwriters may make bids for or purchases of shares of common stock, subject to limitations, until the time, if ever, at which a stabilizing bid is made.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales or to stabilize the market price of our common stock may have the effect of raising or maintaining the market price of our common stock or preventing or mitigating a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of the common stock if it discourages resales of our shares of common stock.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may occur on The NASDAQ Global Select Market or otherwise. If such transactions are commenced, they may be discontinued without notice at any time.

Other Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they may in the future receive customary fees, commissions and expenses.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Electronic Delivery of Prospectus

A prospectus in electronic format may be delivered to potential investors by the underwriters participating in this offering. The prospectus in electronic format will be identical to the paper version of such prospectus. Other than the prospectus in electronic format, the information on any underwriters’ website and any information contained in any other website maintained by an underwriter is not part of this prospectus supplement or the registration statement of which this prospectus supplement forms a part.

Selling Restrictions – Notice to Non-U.S. Investors

European Economic Area

The common stock not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/ 97, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”) and the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the common stock to be offered so as to enable an investor to decide to purchase or subscribe for the common stock.

Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the common stock or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the common stock or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of common stock in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of common stock. This prospectus supplement and the accompanying prospectus is not a prospectus for the purposes of the Prospectus Regulation.

United Kingdom

No shares of common stock have been offered or will be offered pursuant to this offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares of common stock which has been approved by the Financial Conduct Authority, except that the shares of common stock may be offered to the public in the United Kingdom at any time:

A.

where the offer is conditional on the admission of the shares of common stock to trading on the London Stock Exchange plc’s main market (in reliance on the exception in paragraph 6(a) of Schedule 1 of the POATR);

B.	to any qualified investor as defined under paragraph 15 of Schedule 1 of the POATR;

C.

to fewer than 150 persons (other than qualified investors as defined under paragraph 15 of Schedule 1 of the POATR), subject to obtaining the prior consent of Oppenheimer & Co. Inc. for any such offer; or

D.	in any other circumstances falling within Part 1 of Schedule 1 of the POATR,

For the purposes of this provision, the expression an “offer to the public” in relation to the shares of common stock in the United Kingdom means the communication to any person which presents sufficient information on: (a) the shares of common stock to be offered; and (b) the terms on which they are to be offered, to enable an investor to decide to buy or subscribe for the securities and the expressions “POATR” means the Public Offers and Admissions to Trading Regulations 2024.

Canada

The common stock may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriters conflicts of interest in connection with this offering.

Israel

In the State of Israel this prospectus supplement shall not be regarded as an offer to the public to purchase securities under the Israeli Securities Law, 5728-1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728-1968, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions (“Addressed Investors”); or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728-1968, subject to certain conditions (“Qualified Investors”). The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase common stock in addition to the 35 Addressed Investors. The Company has not and will not take any action that would require it to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728-1968. We have not and will not distribute this prospectus supplement or make, distribute or direct an offer to subscribe for our common stock to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors. Qualified Investors may have to submit written evidence that they meet the definitions set out in of the First Addendum to the Israeli Securities Law, 5728-1968. In particular, we may request, as a condition to be offered common stock, that Qualified Investors will each represent, warrant and certify to us and/or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law, 5728-1968; (ii) which of the categories listed in the First Addendum to the Israeli Securities Law, 5728-1968 regarding Qualified Investors is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law, 5728-1968 and the regulations promulgated thereunder in connection with the offer to be issued common stock; (iv) that the common stock that will be issued are, subject to exemptions available under the Israeli Securities Law, 5728-1968: (a) for its own account; (b) for investment purposes only; and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law, 5728-1968; and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor’s name, address and passport number or Israeli identification number.

Switzerland

This prospectus supplement and accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the common stock. The common stock may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading venue (exchange or multilateral trading facility) in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to, the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading venue (exchange or multilateral trading facility) in Switzerland. Neither this document nor any other offering or marketing material relating to the common stock constitute a prospectus pursuant to the FinSA, and neither this document nor any other offering or marketing material relating to the common stock or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, or the common stock has been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of common stock will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of common stock has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of common stock.

Hong Kong

The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to this document. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice. The common stock has not and will not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or Securities and Futures Ordinance, or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the common stock has been or will be issued or have been or will be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder.

DESCRIPTION OF SECURITIES WE ARE OFFERING

Common Stock

The material terms and provisions of our common stock are described under the heading “Description of Capital Stock” in the accompanying prospectus.

LEGAL MATTERS

The validity of the securities being offered by this prospectus supplement will be passed upon by Keating Muething & Klekamp PLL, Cincinnati, Ohio. Certain legal matters in connection with the offering will be passed upon for the underwriters by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, New York.

EXPERTS

The audited consolidated financial statements of LSI Industries Inc. and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The audited consolidated financial statements of SRR Holdings, Inc. incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent certified public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, and the rules and regulations promulgated under the Securities Act, with respect to the securities offered under this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits and schedules to the registration statement. Many of the contracts and documents described in this prospectus are filed as exhibits to the registration statements and you may review the full text of these contracts and documents by referring to these exhibits.

For further information with respect to us and the securities offered under this prospectus, reference is made to the registration statement and its exhibits and schedules. We file reports, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K with the SEC.

The SEC maintains an Internet web site that contains reports, proxy and information statements and other information regarding issuers, including LSI, that file electronically with the SEC. The SEC’s Internet website address is http://www.sec.gov. Our Internet website address is http://www.lsiindustries.com. The information contained on or accessible through our website is not part of this prospectus supplement, other than the documents that we file with the SEC that are incorporated by reference into this prospectus supplement.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents and reports listed below other than portions of these documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8–K:

●	The Annual Report on Form 10-K for the fiscal year ended June 30, 2025, filed on September 11, 2025;
●	The Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, filed on November 7, 2025;
●	The Quarterly Report on Form 10-Q for the quarter ended December 31, 2025, filed on February 9, 2026;
●	The Current Reports on Form 8–K filed with the SEC on August 26, 2025, November 5, 2025, November 10, 2025, and February 25, 2026; and
●

The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A, filed with the SEC on April 11, 1985, and all amendments and reports filed for the purpose of updating that description, including Exhibit 4.1 (Description of Securities) to our Annual Report on Form 10-K filed on September 6, 2019.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents. In addition, all reports and other documents filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, as the case may be, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide, without charge, to any person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon oral or written request of such person, a copy of any or all of the documents that have been incorporated by reference in this prospectus but not delivered with the prospectus, including any exhibits to such documents that are specifically incorporated by reference in those documents.

Please make your request by writing or telephoning us at the following address or telephone number:

LSI Industries Inc.
10000 Alliance Road
Cincinnati, Ohio 45242
Attention: Thomas A. Caneris
Telephone: (513) 372-3200

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 11, 2025

PROSPECTUS

LSI Industries Inc.

$200,000,000

Common Stock

Preferred Stock

Warrants

Debt Securities

And

Up to 1,534,819 Shares of Common Stock from Selling Stockholders

We may offer and sell from time to time our common stock, preferred stock, warrants and debt securities. We may sell any combination of these securities in one or more offerings with an aggregate initial offering price of $200,000,000 or the equivalent amount in other currencies or currency units.  In addition, certain selling stockholders identified herein and any additional selling stockholders who may use this prospectus from time to time to offer shares of common stock.

This prospectus describes some of the general terms that may apply to these securities. Each time that we or the selling stockholders offer any securities using this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement or a free writing prospectus will contain more specific information about the offering and the securities being offered, including identifying the selling stockholders as well as the specific amounts, prices and terms of the securities being offered. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement describing the method and terms of the offering.

We and the selling stockholders may sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts or options to purchase additional shares will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. Unless the applicable prospectus supplement provides otherwise, we will not receive any proceeds from the sale of securities by selling stockholders.

In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 of the Securities Act of 1933 may be sold under Rule 144 rather than pursuant to this prospectus.

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors referred to in the section titled “Risk Factors” beginning on page 4 of this prospectus, in any prospectus supplement and free writing prospectus, together with the documents incorporated or deemed incorporated by reference before you make your investment decision.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “LYTS.” None of the other securities that we may offer under this prospectus are currently publicly traded. On September 10, 2025, the last reported sales price for our common stock was $22.55 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 11, 2025

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell up to $200,000,000 in the aggregate of our common stock, preferred stock, warrants and debt securities in one or more offerings. In addition, one or more selling stockholders may, from time to time, offer and sell up to 1,534,819 in the aggregate of shares of our common stock. This prospectus provides you with a general description of the securities that we or the selling stockholders may offer. Any prospectus supplement and any free writing prospectus may contain more specific information about the offering, including the specific amounts, prices and terms of the securities being offered. A prospectus supplement or free writing prospectus may also add, update, change or clarify information contained in or incorporated by reference into this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement or free writing prospectus. If there is any inconsistency between the information in this prospectus and the information in the prospectus supplement or free writing prospectus, you should rely on the information in the prospectus supplement or free writing prospectus.

The rules of the SEC allow us to incorporate by reference information into this prospectus. This means that important information is contained in other documents that are considered to be a part of this prospectus. Additionally, information that we file later with the SEC will automatically update and supersede this information. You should carefully read both this prospectus and the applicable prospectus supplement or free writing prospectus together with the additional information that is incorporated or deemed incorporated by reference in this prospectus as described under the heading “Information Incorporated by Reference” and any additional information described under the heading “Where You Can Find More Information” before making an investment in our securities. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents described herein have been filed, or will be filed or incorporated by reference, as exhibits to the registration statement of which this prospectus is a part. The registration statement, including the exhibits and documents incorporated or deemed incorporated by reference in this prospectus can be read on the SEC website mentioned under the heading “Where You Can Find More Information.”

Unless context otherwise requires, references in this prospectus to the “Company,” “LSI,” “we,” “our,” “us” or like terms refer to LSI Industries Inc. and its subsidiaries and predecessors.

Neither the delivery of this prospectus or any applicable prospectus supplement or free writing prospectus nor any sale made using this prospectus or any applicable prospectus supplement or free writing prospectus implies that there has been no change in our affairs or that the information contained in, or incorporated by reference in, this prospectus or in any applicable prospectus supplement or free writing prospectus is correct as of any date after their respective dates. You should not assume that the information contained in, or incorporated by reference in, this prospectus or any applicable prospectus supplement or any free writing prospectus prepared by us is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should rely only on the information contained in or incorporated by reference in this prospectus, a prospectus supplement or free writing prospectus. We have not authorized anyone to give you different information, and if you are given any information or representation about these matters that is not contained or incorporated by reference in this prospectus, a prospectus supplement or free writing prospectus, you must not rely on that information. This prospectus and any accompanying prospectus supplement or free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement or free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

Any trademarks, service marks and trade names of third parties appearing in this prospectus or incorporated by reference herein are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this prospectus and the documents incorporated by reference herein is not intended to, and does not imply, a relationship with, or endorsement or sponsorship by us. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus and the documents incorporated by reference herein may appear without the ®, ™ or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, service marks and trade names.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”). We file reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s website at http://www.sec.gov. You may also inspect our SEC reports and other information at our website at http://www.lsicorp.com. The information contained on or accessible through our website is not a part of this prospectus, other than the documents that we file with the SEC that are incorporated by reference into this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference the documents listed below and any future documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of the initial filing of the registration statement of which this prospectus forms a part prior to the effectiveness of the registration statement and (2) after the date of this prospectus until the offering of the securities is terminated:

●	our annual report on Form 10-K for the year ended June 30, 2025 filed on September 11, 2025;

●	our current report(s) on Form 8-K filed on August 26, 2025; and

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the description of our common stock set forth in our Registration Statement on Form 8-A filed with the SEC on April 11, 1985, and all amendments and reports filed for the purpose of updating that description, including Exhibit 4.1 (Description of Securities) to our Annual Report on Form 10-K filed on September 6, 2019.

We will not, however, incorporate by reference in this prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our current reports on Form 8-K unless, and except to the extent, specified in such current reports.

We will provide you with a copy of any of these filings (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference into the filing requested) at no cost, if you submit a request to us by writing or telephoning us at the following address and telephone number:

LSI Industries Inc.

10000 Alliance Road

Cincinnati, Ohio 45242

Telephone Number: (513) 793-3200

Attention: General Counsel

THE COMPANY

LSI Industries Inc. (“LSI”) is a leading producer of non-residential lighting and retail display solutions. Non-residential lighting consists of American-made fixtures and services for both indoor and outdoor applications satisfying the specific performance requirements of our customers. Retail display solutions consist of multiple custom products and services which enhance our customer’s brand image and improve the customer shopping experience. We offer customers in target vertical markets a package solution set of both lighting and display solutions, providing value for the customer by working with one partner to manage their regional and national location programs, versus multiple suppliers. Our business is organized as follows: the Lighting Segment, which represented 56% of our fiscal 2024 net sales, and the Display Solutions Segment, which represented 44% of our fiscal 2024 net sales.

Our Lighting Segment manufactures, markets, and sells outdoor and indoor lighting fixture and controls solutions in the following vertical markets: refueling and convenience store, parking lot and garage, quick-service restaurant, retail, grocery and pharmacy, automotive dealership, sports court and field, and warehouse. We service these markets through multiple channels: project business sold through electrical distributors and agents and shipped directly to the customer; standard products sold to and stocked by distributors; and direct to end-use customers. Our products are designed and manufactured to provide maximum customer value and meet the high-quality, competitively priced product requirements of the markets we serve. Focusing on key vertical applications allows us to deliver unique product solutions, which in turn provide differentiated value to our customers.

We are incorporated under the laws of the State of Ohio. Our principal executive offices are located at 10000 Alliance Road, Cincinnati, Ohio 45242. Our telephone number is (513) 793-3200. Our website is http://www.lsicorp.com. The information contained on or accessible through our website is not part of this prospectus, other than the documents that we file with the SEC that are incorporated by reference into this prospectus.

RISK FACTORS

Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed below and under “Note Regarding Forward-Looking Statements,” you should carefully consider the specific risks set forth under the caption “Risk Factors” in any applicable prospectus supplement, as well as information included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K, as incorporated herein by reference. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus, any prospectus supplement or in any document incorporated by reference herein or therein are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business.

Sales of substantial amounts of our common stock by the selling stockholders, or the perception that these sales could occur, could adversely affect the price of our common stock.

The number of shares of common stock covered by this prospectus is significant in relation to our currently outstanding common stock and the historical trading volume of our common stock. The sale by the selling stockholders of all or a significant portion of the shares of common stock covered by this prospectus, or the sale by us of substantial amounts of our common stock in the public market covered by a separate prospectus or the issuance of shares of our common stock from time to time as consideration for future acquisitions and investments and pursuant to compensation and incentive plans, could have a material adverse effect on the market price of our common stock. In addition, the perception in the public markets that the selling stockholders might sell all or a portion of the shares of common stock covered by this prospectus could also, in and of itself, have a material adverse effect on the market price of our common stock.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference, contains, and any prospectus supplement may contain, statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements may be identified by the use of predictive, future-tense or forward-looking terminology, such as “may,” “will,” “anticipate,” “should,” “intend,” “focus,” “strategy,” “future,” “opportunity,” “expect,” “encourage,” “believe,” “estimate,” “project,” “plan,” “potential,” and “continue,” as well as the negative of these terms or similar expressions. These statements speak only as of the date of this prospectus, the date of the prospectus supplement or the date of the document incorporated by reference, as applicable, and we undertake no ongoing obligation, other than that imposed by law, to update these statements. These statements appear in a number of places in this prospectus, including the documents incorporated by reference, and relate to, among other things, our intent, belief or current expectations with respect to: our future financial condition, results of operations or prospects; our business and growth strategies; and our financing plans and forecasts. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that actual results may differ materially from those contained in or implied by the forward-looking statements as a result of various factors, some of which are unknown, including, without limitation: the impact of competitive products and services; product demand and market acceptance risks; price increases in, and significant shortages of, raw materials and components; potential costs associated with litigation and regulatory compliance; reliance on key customers; financial difficulties experienced by customers; the cyclical and seasonal nature of our business; the adequacy of reserves and allowances for doubtful accounts; fluctuations in operating results or costs whether as a result of uncertainties inherent in tax and accounting matters or otherwise: failure of an acquisition or acquired company to achieve its plans or objectives; unexpected difficulties in integrating acquired businesses; the inability to adequately protect our intellectual property; the ability to retain key employees of acquired businesses; unfavorable economic and market conditions; the impact of tariffs and other trade restrictions; recent increases in inflation and interest rates in the United States and elsewhere; the results of asset impairment assessments; risks related to disruptions or reductions in business operations or prospects due to pandemics, epidemics, widespread health emergencies, or outbreaks of infectious diseases; and the other risk factors that are identified herein and in our reports on Form 10-K and Form 10-Q filed with the SEC. We do not undertake any obligation to publicly update or review any forward-looking statement.

These factors and the other risk factors described in this prospectus and any accompanying prospectus supplement, including the documents incorporated by reference, are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results. Consequently, there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us.

USE OF PROCEEDS

Unless we inform you otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of securities for general corporate purposes. These purposes may include, but are not limited to:

●	strategic acquisitions, which may include acquisitions of similar size or scale as prior acquisitions or could include an acquisition of larger scale than prior acquisitions;

●	reduction or refinancing of outstanding indebtedness or other corporate obligations; and

●	general corporate purposes.

Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness. Unless the applicable prospectus supplement provides otherwise, we will not receive any proceeds from sales of our securities by selling stockholders.

DESCRIPTION OF CAPITAL STOCK

The following description is a general summary of the terms of the common stock and preferred stock that we may issue. We will set forth the particular terms of the preferred stock that we offer in a prospectus supplement and the extent, if any, to which the following general terms and provisions will apply to particular shares of preferred stock.

The description below and in any prospectus supplement does not include all of the terms of the common stock and preferred stock and should be read together with our Amended and Restated Articles of Incorporation and Amended and Restated Code of Regulations, copies of which have been filed previously with the SEC. For more information on how you can obtain copies of our Amended and Restated Articles of Incorporation and Amended and Restated Code of Regulations, see “Where You Can Find More Information.”

General

Under our Amended and Restated Articles of Incorporation, we are authorized to issue up to 51,000,000 shares of capital stock, including:

●	50,000,000 shares of common stock, without par value; and

●	1,000,000 shares of preferred stock, without par value.

Common Stock

Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of shareholders, and there are no cumulative voting rights. Our common stock is listed on the Nasdaq Global Select Market.

Subject to the rights of holders of any outstanding preferred shares, each record holder of common stock on the applicable record date is entitled to receive dividends on common stock to the extent authorized by our Board of Directors out of assets legally available for the payment of dividends. In addition, subject to the rights of holders of any outstanding preferred shares, holders of common stock are entitled to share ratably in our assets legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all our known debts and liabilities.

Holders of common stock do not have any preemptive rights to subscribe for any of our securities. No conversion, redemption or sinking fund provisions apply to the common stock, and the holders of common stock are not liable to further calls or assessments by us.

Preferred Stock

Our Board of Directors is authorized, without shareholder approval, to issue up to 1,000,000 preferred shares in one or more series and to fix the rights, preferences, privileges and restrictions granted to or imposed upon the preferred shares, including voting rights, dividend rights, conversion rights, terms of redemption, liquidation preference, sinking fund terms and the number of shares constituting any series or the designation of a series. Our Board of Directors can, without shareholder approval, issue preferred shares with voting and conversion rights that could adversely affect the voting power of the holders of common stock. Any preferred shares issued would also rank senior to our common stock as to rights upon liquidation, winding-up or dissolution. If we issue any preferred shares that are convertible into our common stock, such issuance of shares could have the effect of delaying, deferring or preventing a change in control of our company.

Control Share Acquisitions

We are subject to Section 1701.831 of the Ohio General Corporation Law which provides that certain notice and informational filings and special shareholder meeting and voting procedures must be followed prior to consummation of a proposed “control share acquisition.” The Ohio General Corporation Law defines a “control share acquisition” as any acquisition of an issuer’s shares which would entitle the acquirer, immediately after that acquisition, directly or indirectly, to exercise or direct the exercise of voting power of the issuer in the election of directors within any one of the following ranges of that voting power:

●	one-fifth or more but less than one-third of that voting power;

●	one-third or more but less than a majority of that voting power; or

●	a majority or more of that voting power.

Assuming compliance with the notice and information filings prescribed by the statute, the proposed control share acquisition may be made only if, at a special meeting of shareholders, the acquisition is approved by at least a majority of the voting power of the issuer represented at the meeting and at least a majority of the voting power remaining after excluding the combined voting power of the “interested shares.” “Interested shares” are the shares held by the intended acquirer and the employee-directors and officers of the issuer, as well as certain shares that were acquired after the date of the first public disclosure of the acquisition but before the record date for the meeting of shareholders and shares that were transferred, together with the voting power thereof, after the record date for the meeting of shareholders.

Business Combinations with Certain Persons

We are subject to Chapter 1704 of the Ohio General Corporation Law, which prohibits certain business combinations and transactions between an “issuing public corporation” and an “Ohio law interested shareholder” for at least three years after the Ohio law interested shareholder attains 10% ownership, unless the board of directors of the issuing public corporation approves the transaction before the Ohio law interested shareholder attains 10% ownership. An “issuing public corporation” is an Ohio corporation with 50 or more shareholders that has its principal place of business, principal executive offices, or substantial assets within the State of Ohio, and as to which no close corporation agreement exists. An “Ohio law interested shareholder” is a beneficial owner of 10% or more of the shares of a corporation. Examples of transactions regulated by Chapter 1704 include the disposition of assets, mergers and consolidations, voluntary dissolutions and the transfer of shares.

Subsequent to the three-year period, a transaction subject to Chapter 1704 may take place provided that certain conditions are satisfied, including:

●	prior to the interested shareholder’s share acquisition date, the board of directors approved the purchase of shares by the interested shareholder;

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the transaction is approved by the holders of shares with at least 66- 2/3% of the voting power of the corporation (or a different proportion set forth in the articles of incorporation), including at least a majority of the outstanding shares after excluding shares controlled by the Ohio law interested shareholder; or

●	the business combination results in shareholders, other than the Ohio law interested shareholder, receiving a fair price plus interest for their shares.

Chapter 1704 is applicable to all corporations formed under Ohio law.

Provisions in Articles Affecting Business Combinations

Our Amended and Restated Articles of Incorporation require approval by 66-2/3% of the voting power of disinterested shareholders for any business combination between an interested shareholder and us for five years after such party became an interested shareholder. An interested shareholder is one beneficially owning 15% or more of the voting power. Business combinations include mergers, sales of assets and similar transactions. Our Amended and Restated Articles of Incorporation also require any person who becomes an interested shareholder to offer to purchase all of our voting securities and securities convertible into or constituting warrants or options to purchase our voting securities within 25 days after achieving 15% ownership. The price to be paid would be the higher of the highest price paid by the interested shareholder in acquiring such beneficial ownership or the highest trading price during the 45-day period commencing 70 days prior to the date that such person became an interested shareholder. These provisions are not applicable if the proposed business combination is approved prior to its consummation by a majority of disinterested directors or if the transaction by which a person becomes an interested shareholder is approved at any time prior to that time by a majority of disinterested directors. The vote of holders of 66-2/3% of all outstanding shares of common stock is required to amend our Amended and Restated Articles of Incorporation and to approve mergers, reorganizations, and similar transactions.

Transfer Agent and Registrar

Computershare serves as the transfer agent and registrar for our common stock. We will select the transfer agent and registrar for a series of preferred stock, and each one will be described in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

General

We may issue warrants for the purchase of common stock, preferred stock, or debt securities. The following description sets forth certain general terms and provisions of the warrants that we may offer pursuant to this prospectus. The particular terms of the warrants and the extent, if any, to which the general terms and provisions may apply to the warrants so offered will be described in the applicable prospectus supplement.

Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

A copy of the forms of the warrant agreement and the warrant certificate relating to any particular issue of warrants will be filed with the SEC each time we issue warrants, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the warrant agreement and the related warrant certificate, see “Where You Can Find More Information.”

Debt Warrants

The prospectus supplement relating to a particular issue of warrants to issue debt securities will describe the terms of those warrants, including the following:

●	the title of the warrants;

●	the offering price for the warrants, if any;

●	the aggregate number of the warrants;

●	the designation and terms of the debt securities purchasable upon exercise of the warrants;

●	if applicable, the designation and terms of the debt securities that the warrants are issued with and the number of warrants issued with each debt security;

●	if applicable, the date from and after which the warrants and any debt securities issued with them will be separately transferable;

●	the principal amount of debt securities that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise;

●	the dates on which the right to exercise the warrants will commence and expire;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

●	information relating to book-entry procedures, if any;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, a discussion of material United States federal income tax considerations;

●	anti-dilution provisions of the warrants, if any;

●	redemption or call provisions, if any, applicable to the warrants;

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

●	any other information we think is important about the warrants.

Stock Warrants

The prospectus supplement relating to a particular issue of warrants to issue common stock or preferred stock will describe the terms of the common stock warrants and preferred stock warrants, including the following:

●	the title of the warrants;

●	the offering price for the warrants, if any;

●	the aggregate number of the warrants;

●	the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

●	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

●	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

●	the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the price at which the shares may be purchased upon exercise;

●	the dates on which the right to exercise the warrants commence and expire;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, a discussion of material United States federal income tax considerations;

●	anti-dilution provisions of the warrants, if any;

●	redemption or call provisions, if any, applicable to the warrants;

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

●	any other information we think is important about the warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the number of shares of common stock or preferred stock or the principal amount of debt securities being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.

Until a holder exercises the warrants to purchase our common stock, preferred stock, or debt securities, the holder will not have any rights as a holder of our common stock, preferred stock, or debt securities, as the case may be, by virtue of ownership of warrants.

DESCRIPTION OF DEBT SECURITIES

The following description sets forth certain general terms and provisions of the debt securities that we may issue, which may be issued as convertible or exchangeable debt securities. We will set forth the particular terms of the debt securities we offer in a prospectus supplement and the extent, if any, to which the following general terms and provisions will apply to particular debt securities.

The debt securities will be issued under an indenture to be entered into between us and U.S. Bank Trust Company, National Association, as trustee. The indenture, and any supplemental indentures thereto, will be subject to, and governed by, the Trust Indenture Act of 1939, as amended. The following description of general terms and provisions relating to the debt securities and the indenture under which the debt securities will be issued is a summary only and therefore is not complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of the indenture. The form of the indenture has been filed with the SEC as an exhibit to the registration statement, of which this prospectus forms a part, and you should read the indenture for provisions that may be important to you. For more information on how you can obtain a copy of the form of the indenture, see “Where You Can Find More Information.”

Capitalized terms used in this section and not defined herein have the meanings specified in the indenture.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be our direct, unsecured obligations and will rank equally with all of our existing and future unsecured indebtedness senior in right of payment to all of our subordinated indebtedness.

The indenture will not limit the aggregate principal amount of debt securities that may be issued under it and will provide that debt securities may be issued under it from time to time in one or more series. We may specify a maximum aggregate principal amount for the debt securities of any series.

Unless otherwise specified in the applicable prospectus supplement, the indenture will not afford the holders of the debt securities the right to require us to repurchase or redeem the debt securities in the event of a highly-leveraged transaction.

We will not be obligated to issue all debt securities of one series at the same time and, unless otherwise provided in the applicable prospectus supplement, we may reopen a series, without the consent of the holders of the outstanding debt securities of that series, for the issuance of additional debt securities of that series. Additional debt securities of a particular series will have the same terms and conditions as outstanding debt securities of such series, except for the issue date and, in some cases, the public offering price and the first interest payment date, and will be consolidated with, and form a single series with, such outstanding debt securities; provided, however, that if such additional debt securities are not fungible with the outstanding debt securities of such series for U.S. federal income tax purposes, the additional debt securities will have a separate CUSIP number.

We will set forth in a prospectus supplement relating to any debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

●	the title of the series of debt securities;

●	the price or prices (expressed as a percentage of the principal amount) at which the debt securities will be issued;

●	any limit on the aggregate principal amount of the series of debt securities;

●	whether the debt securities will be senior debt securities or subordinated debt securities, and if they are subordinated debt securities, the terms of the subordination;

●	the date or dates on which the principal on the series of debt securities is payable;

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the rate or rates (which may be fixed or variable) per annum or the method used to determine such rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the series of debt securities will bear interest, if any, the date or dates from which such interest, if any, will accrue, the date or dates on which such interest, if any, will commence and be payable and any regular record date for the interest payable on any interest payment date;

●	the right, if any to extend the interest periods and the duration of that extension;

●	the place or places where the principal of, and premium and interest, if any, on, the debt securities will be payable;

●	the terms and conditions upon which the debt securities may be redeemed;

●	any obligation we may have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of the debt securities;

●

the dates on which and the price or prices at which we will repurchase the debt securities at the option of the holders of the debt securities and other detailed terms and provisions of such repurchase obligations;

●	the denominations in which the debt securities will be issued, if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof;

●	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

●	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

●	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest, if any, on the debt securities will be made if other than U.S. dollars;

●	any provisions relating to any security provided for the debt securities;

●

any addition to or change in the events of default described in this prospectus or in the indenture and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

●	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

●	any other terms of the debt securities (which may supplement, modify or delete any provision of the indenture as it applies to such debt securities);

●	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the series of debt securities, if other than appointed in the indenture; and

●	any provisions relating to conversion of the debt securities.

The foregoing is not intended to be an exclusive list of the terms that may be applicable to any offered debt securities.

In addition, the indenture will not limit our ability to issue convertible, exchangeable or subordinated debt securities. Any conversion, exchange or subordination provisions of debt securities will be described in the relevant prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder or at our option, in which case the number of shares of common stock or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the prospectus supplement.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the U.S. federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Exchange and Transfer

Debt securities may be transferred or exchanged at the office of the registrar or co-registrar designated by us. We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange. In the event of any redemption of debt securities of any series, we will not be required to:

●

issue, register the transfer of or exchange, any debt security of that series during a period beginning at the opening of 15 business days before the day of sending of a notice of redemption and ending at the close of business on the day such notice is sent; or

●

register the transfer of or, exchange any, debt security of that series selected, called or being called for redemption, in whole or in part, except the unredeemed portion of any series being redeemed in part.

We may initially appoint the trustee as the registrar. Any transfer agent, in addition to the registrar initially designated by us, will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Global Securities

The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

●	be registered in the name of a depositary that we will identify in a prospectus supplement;

●	be deposited with the trustee as custodian for the depositary or its nominee; and

●	bear any required legends.

No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

●

the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary, and in either case we fail to appoint a successor depositary registered as a clearing agency under the Exchange Act within 90 days of such event;

●	we execute and deliver to the trustee an officer’s certificate to the effect that such global securities shall be so exchangeable; or

●	an event of default with respect to the debt securities represented by such global securities shall have occurred and be continuing.

As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indenture. Except in the above limited circumstances, owners of beneficial interests in a global security:

●	will not be entitled to have the debt securities registered in their names;

●	will not be entitled to physical delivery of certificated debt securities; and

●	will not be considered to be holders of those debt securities under the indenture.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Each person owning a beneficial interest in a global security must rely on the procedures of the depositary (and, if such person is not a participant, on procedures of the participant through which such person owns its interest) to exercise any rights of a holder under the indenture.

Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or by any participant, with respect to interests of persons held by participants on their behalf. Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary policies and procedures may change from time to time. Neither we nor the trustee will have any responsibility or liability for the depositary’s acts or omissions or any participant’s records with respect to beneficial interests in a global security.

Payment and Paying Agent

The provisions of this subsection will apply to the debt securities unless otherwise indicated in the prospectus supplement. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder.

We may also name any other paying agents in the prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

Subject to any applicable abandoned property law, all moneys paid by us to a paying agent for payment on any debt security that remain unclaimed at the end of two years after such payment was due will be repaid to us. Thereafter, the holder may look only to us for such payment.

Consolidation, Merger and Sale of Assets

Except as otherwise set forth in the applicable prospectus supplement, we may not merge or consolidate with or into any other person, in a transaction in which we are not the surviving corporation, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of the properties and assets of us and our subsidiaries, taken as a whole, in one or more related transactions to any person, unless:

●	the successor or transferee is a U.S. corporation, limited liability company, partnership, trust or other entity;

●	the successor or transferee assumes our obligations on the debt securities and under the indenture pursuant to a supplemental indenture in form reasonably satisfactory to the trustee;

●

immediately after giving effect to the transaction and treating our obligations in connection with or as a result of such transaction as having been incurred as of the time of such transaction, no default or event of default under the indenture shall have occurred and be continuing; and

●	an officer’s certificate and an opinion of counsel have been delivered to the trustee in connection with the foregoing.

In the event of the above transaction, if there is a successor or transferee, then the successor or transferee will expressly assume all of our obligations under the indenture and automatically be substituted for us in the indenture and as issuer of the debt securities and may exercise every right and power of ours under the indenture with the same effect as if such successor or transferee had been named in our place in the indenture.

Events of Default

Event of default means, with respect to any series of debt securities, any of the following:

●	default in the payment of any interest on any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days;

●	default in the payment of principal of, or premium on, any debt security of that series when due and payable and continuance of that default for a period of 10 days;

●

default in the performance or breach of any other covenant or warranty by us in the indenture or any supplemental indenture with respect to such series (other than a covenant or warranty that has been included in the indenture or supplemental indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 90 days after (1) we receive written notice from the trustee or (2) we and the trustee receive written notice from the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series as provided in the indenture;

●	certain events of bankruptcy, insolvency or reorganization of our company or our significant subsidiaries; and

●	any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

We will promptly deliver to the trustee written notice of any event which with the giving of notice and the lapse of time would become a covenant event of default, or any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement, along with a description of the status and what action we are taking or propose to take with respect to such event of default.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under our bank credit agreements in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization of our company) with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of, and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization of our company, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if the rescission and annulment would not conflict with any judgment or decree already rendered and if all events of default with respect to that series, other than the non-payment of principal and interest, if any, with respect to debt securities of that series that has become due and payable solely because of the acceleration, have been cured or waived and all sums paid or advanced by the trustee and the reasonable compensation, expenses and disbursements of the trustee and its agents and counsel have been paid as provided in the indenture.

The indenture will provide that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives security or indemnity satisfactory to the trustee against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

●	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

●

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and offered security or indemnity satisfactory to the trustee, to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and premium and any interest on, that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of such payment.

The indenture will require us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture will provide that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We may amend or modify the indenture without the consent of any holder of debt securities of the series affected by the modifications or amendments in order to:

●	cure any ambiguity, defect or inconsistency;

●

conform the text of the indenture, including any supplemental indenture, or the debt securities to any corresponding provision of this “Description of Debt Securities” or description of the debt securities found in the prospectus supplement as evidenced by an officer’s certificate;

●	provide for the issuance of and to establish the form, terms and conditions of any series of debt securities;

●

provide for the assumption of our obligations in the case of a merger or consolidation and our discharge upon such assumption provided that the provision under “Consolidation, Merger and Sale of Assets” of the indenture is complied with;

●	add covenants or make any change that would provide any additional rights or benefits to the holders of the debt securities;

●	add guarantees with respect to the debt securities;

●	provide for uncertificated debt securities in addition to or in place of certificated debt securities;

●	add or appoint a successor or separate trustee;

●	make any change that does not adversely affect the rights of any holder of debt securities in any material respect, as evidenced by an officer’s certificate; or

●	obtain or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended.

Other amendments and modifications of the indenture or the debt securities issued may be made with the consent of the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of the affected series, and our compliance with any provision of the indenture with respect to the debt securities may be waived by written notice to the trustee by the holders of a majority of the aggregate principal amount of the outstanding debt securities of the affected series. However, no modification or amendment may, without the consent of the holder of each outstanding debt security of the affected series:

●	reduce the principal amount, any premium or change the stated maturity of any debt security or alter or waive any of the provisions with respect to the redemption or repurchase of the debt securities;

●	change the place of payment or currency in which principal, any premium or interest is paid;

●	impair the right to institute suit for the enforcement of any payment on the debt securities;

●	waive a payment default with respect to the debt securities;

●	reduce the interest rate or extend the time for payment of interest on the debt securities;

●	make any change to the amendment and modification provisions in the indenture; or

●

reduce the percentage in principal amount outstanding of debt securities, the consent of the holders of which is required for any of the foregoing modifications or otherwise necessary to modify, supplement or amend the indenture or to waive any past default.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of an affected series may, on behalf of the holders of all debt securities of such series, waive our compliance with provisions of the indenture. Prior to the acceleration of the maturity of the debt securities of any series pursuant to the terms of the indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of such series may, on behalf of the holders of all the debt securities of such series, waive any past default under the indenture with respect to such debt securities and its consequences, except (i) a default with respect to such series in the payment of the principal of, or premium or any interest on, the debt securities of such series or (ii) a default or event of default in respect of a covenant or provision that cannot be modified or amended without the consent of all of the holders of the outstanding debt securities of the affected series.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture will provide that, in certain circumstances, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations in such amounts as will be sufficient, without consideration of any reinvestment of interest, in the written opinion of a nationally recognized firm of independent public accountants, a nationally recognized investment bank or a nationally recognized appraisal firm to pay and discharge each installment of principal, premium and interest in accordance with the terms of the indenture and the debt securities of that series.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the beneficial owners of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. The indenture will provide that, upon compliance with certain conditions, we may be released from our obligation to comply with certain covenants set forth in the indenture and any supplemental indenture, and any failure to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of the applicable series, or covenant defeasance. If we exercise our covenant defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default related to certain events of bankruptcy, insolvency or reorganization of our significant subsidiaries. The conditions include:

●

depositing with the trustee money and/or U.S. government obligations in such amounts as will be sufficient, without consideration of any reinvestment of interest, in the written opinion of a nationally recognized firm of independent public accountants, a nationally recognized investment bank or a nationally recognized appraisal firm to pay and discharge each installment of principal of, premium and interest in accordance with the terms of the indenture and the debt securities of the applicable series; and

●

delivering to the trustee an opinion of counsel to the effect that the beneficial owners of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

SELLING STOCKHOLDERS

The following table sets forth information as of September 9, 2025, with respect to the selling stockholders and the shares of our common stock beneficially owned by the selling stockholders that may from time to time be offered or sold pursuant to this prospectus. Selling stockholders as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from the selling stockholders as a gift, pledge, partnership or other distribution or other transfer. Beneficial ownership is determined in accordance with the rules of the SEC. The selling stockholders may offer all, some or none of their shares of common stock. We cannot advise you as to whether the selling stockholders will in fact sell any or all of such shares of common stock. Information concerning the selling stockholders may change from time to time and any such changed information will, if required, be set forth in a prospectus supplement or post-effective amendment to the registration statement of which this prospectus is a part, as may be appropriate.

	Shares of Common Stock Beneficially Owned			Shares of Common Stock Beneficially Owned After the Sale of the Maximum Number of Shares of Common Stock
Name and Address of Beneficial Owner(1)	Number of Shares(2)	Percentage of Common Stock Outstanding	Common Stock that may be Offered for Resale	Number of Shares	Percentage of Common Stock Outstanding
James A. Clark	917,801	3.0%	751,208	166,593	*
James E. Galeese	410,760	1.3%	372,380	38,380	*
Thomas A. Caneris	447,939	1.4%	411,231	36,708	*

* Less than 1%

(1)

The business address for each selling stockholder is c/o LSI Industries Inc., 10000 Alliance Road, Cincinnati, Ohio 45242. Mr. Clark is LSI’s Chief Executive Officer and President and he is a member of LSI’s Board of Directors. Mr. Galeese serves as LSI’s Chief Financial Officer and Chief Accounting Officer. Mr. Caneris serves as LSI’s Executive Vice President, Human Resources and General Counsel.

(2)

Amounts in the table include shares of common stock which may be acquired upon the exercise of stock options and vesting of restricted stock units which have vested or will have vested within 60 days of September 9, 2025: Clark – 365,338; Galeese – 136,578; Caneris – 195,332.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares of common stock and the right to acquire such voting or investment power within 60 days through the exercise of any option, warrant or other right. Unless otherwise indicated above, to our knowledge, all persons named in the table have sole voting and investment power with respect to the shares of common stock beneficially owned by them.

We will bear all costs, fees and expenses incurred in connection with the registration of the common stock offered by this prospectus, other than brokerage commissions and similar selling expenses, if any, attributable to the sale of the common stock, which will be borne by the selling stockholders.

No offer or sale may occur unless the registration statement that includes this prospectus has been declared effective by the SEC and remains effective at the time the applicable selling stockholder offers or sells common stock. We are required, under certain circumstances, to update, supplement or amend this prospectus to reflect material developments in our business, financial position and results of operations and may do so by an amendment to this prospectus, a prospectus supplement or a future filing with the SEC incorporated by reference into this prospectus.

PLAN OF DISTRIBUTION

We or the selling stockholders may sell the securities described in the prospectus from time to time in any one or more of the following methods when disposing of securities or interests there:

●	to purchasers directly;

●	to underwriters for public offering and sale by them;

●	through agents;

●	through dealers;

●	through a combination of any of the forgoing methods of sale; and/or

●	through any other methods described in a prospectus supplement.

The selling stockholders may, from time to time, sell, transfer or otherwise dispose of securities on any stock exchange, market or trading facility on which the securities are traded or in private transactions. The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus, regardless of whether the shares are covered by this prospectus. The selling stockholders may also sell shares through trading plans entered into by the selling stockholders, including any trading plans pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement or free writing prospectus hereto that provide for periodic sales of their shares on the basis of parameters described in such trading plans.

These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

We or one or more selling stockholders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any resale of the securities. A prospectus supplement will describe the terms of any sale of securities we are offering hereunder. Direct sales may be arranged by a securities broker-dealer or other financial intermediary.

Underwriters may offer and sell securities at a fixed price or prices, which may be changed, or from time to time at market prices or at negotiated prices. Underwriters may be deemed to have received compensation from us from sales of securities in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may be involved in any “at the market” offering of securities by or on our behalf. Any such underwriters will be named in a prospectus supplement.

Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

Unless we state otherwise in an applicable prospectus supplement, the obligations of any underwriters to purchase securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the securities if any are purchased.

The applicable prospectus supplement will set forth whether or not underwriters may effect transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

We will name any agent involved in a sale of securities, as well as any commissions payable to such agent, in a prospectus supplement. Unless we state otherwise in the applicable prospectus supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment.

If a dealer is utilized in the sale of the securities being offered pursuant to this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Underwriters, dealers and agents participating in a sale of the securities may be deemed to be underwriters as defined in the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.

LEGAL MATTERS

Keating Muething & Klekamp PLL will pass upon the validity of the securities being offered hereby.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

$90,000,000

Shares of Common Stock

PRELIMINARY PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Oppenheimer & Co.	Craig-Hallum

, 2026